                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|
Filed by a party other than
         the registrant |_|

Check the appropriate box:
|X|  Preliminary proxy statement      |_|Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12


                  Chromatics Color Sciences International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):
|X|  No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
(5) Total fee paid:



--------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
(3)  Filing Party:


--------------------------------------------------------------------------------
(4)  Date Filed:

--------------------------------------------------------------------------------

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                         -------------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                FEBRUARY 13, 1998

                         -------------------------------


         The Special Meeting of Shareholders of Chromatics Color Sciences International, Inc. (the "Company"), a New York corporation, will be held at the offices of the Company at 5 East 80th Street, New York, New York, on Friday, February 13, 1998, at 10:00 A.M., for the following purposes:

         1. To consider and act upon an amendment to the Company's Certificate of Incorporation to effect a three-for-two forward split of the Company's issued and outstanding shares of Common Stock;

         2. To consider and act upon an amendment to the Company's Certificate of Incorporation (i) to extend for two years from December 31, 1998 to December 31, 2000 the expiration date of the period during which the Company's outstanding Class A Convertible Preferred Stock can become convertible into Common Stock upon the Company's achieving certain stock performance or earnings goals, (ii) to extend the date by which the Company is to call the Class A Convertible Preferred Stock for redemption from December 31, 1998 to December 31, 2000, (iii) to revise the market price conversion feature of the Class A Convertible Preferred Stock to provide for adjustment upon the occurrence of certain events involving the Common Stock, including stock splits, reclassifications and the payment of stock dividends, and (iv) to delete from the formula for the calculation of the earnings goal that needs to be satisfied to trigger the conversion feature of the Class A Convertible Preferred Stock, extraordinary items and revenues generated by businesses acquired by the Company;

         3. To consider and act upon an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock with respect to which options may be granted from 2,000,000 to 3,000,000; and

         4. To consider and act upon such other matters as may properly come before the meeting.

         Proposals 1 and 2 above are interdependent and, therefore, neither the stock split nor the amendments to the Certificate of Incorporation relating to the Class A Convertible Preferred Stock will be effected unless both proposals are approved and adopted by the shareholders. The approval and adoption of proposals 3 and 4 are independent of one another and are independent of the approval and adoption of proposals 1 and 2.


         Only shareholders of record at the close of business on December 26, 1997 are entitled to notice of and to vote at the meeting, including any adjournments thereof.

                                      By order of the Board of Directors


                                      Darby S. Macfarlane
                                      Chairperson of the Board of Directors
New York, New York
January 12, 1998

         IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies and will ensure that your shares are voted.

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                         -------------------------------

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS

                                FEBRUARY 13, 1998

                         -------------------------------



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. (the "Company"), a New York corporation, for use at the Special Meeting of Shareholders of the Company (the "Meeting") which will be held at the offices of the Company at 5 East 80th Street, New York, New York 10021, on Friday, February 13, 1998, at 10:00 A.M., and at any adjournments or postponements thereof.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by such proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors of the Company (the "Board") before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Under New York law and the Company's By-laws, the presence in person or by proxy of a majority of the outstanding shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and the Company's preferred stock, par value $0.01 per share, designated as Class A Convertible Preferred Stock (the "Class A Preferred Stock"), in the aggregate, is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         Darby Simpson Macfarlane, who is Chief Executive Officer, Assistant Treasurer and a member of the Board, possesses in the aggregate the power to vote approximately 1,970,813 shares of the outstanding voting stock of the Company (representing approximately 18.6% of the shares entitled to vote at the Meeting). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Mrs. Macfarlane has advised the Company that she intends to vote all of the shares which she is entitled to vote in favor of each proposal presented at the Meeting.


         The principal executive offices of the Company are located at 5 East 80th Street, New York, New York 10021. The approximate date on which this Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders is January 22, 1998.

         Shareholders of record of the Common Stock and the Class A Preferred Stock at the close of business on December 26, 1997 shall be entitled to one vote for each share then held. On such date, there were outstanding 9,188,738 shares of Common Stock and 1,380,000 shares of Class A Preferred Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of January 5, 1998, the beneficial ownership of the Common Stock: (i) by each stockholder known by the Company to beneficially own more than 5% of the Common Stock; (ii) by each director of the Company; (iii) by the Company's Chief Executive Officer; and (iv) by all executive officers and directors of the Company as a group. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of Common Stock listed.


Name and Address of
Beneficial Owner                      Number of Shares       Percent of Class
-------------------                   ----------------       ----------------

Darby Simpson Macfarlane (1)              2,470,813                21.2%
10 Old Jackson Avenue, #28
Hastings-on-Hudson, NY 10706

David Kenneth Macfarlane (2)              2,470,813                21.2%
10 Old Jackson Avenue, #28
Hastings-on-Hudson, NY  10706

Leslie Foglesong (3)                        110,000                 *
116 Lafayette Avenue
Brooklyn, NY 11217

Edmund Vimond                                    --                --
6967 Country Lakes Circles
Sarasota, FL  34243

Mellon Bank Corporation (4)               1,300,000                14.1%
One Mellon Bank Center
Pittsburgh, PA 15258

Janssen-Meyers Associates, L.P.(5)        1,218,190                11.7%
17 State Street
New York, NY 10001


All directors and executive officers      2,580,813                22.0%
as a group (4 persons) (6)

-----------------------------------

*        Less than one percent

(1) Includes all of the 1,380,000 issued and outstanding shares of the Class A Preferred Stock owned by Mrs. Macfarlane, 300,000 shares issuable upon the exercise of options granted to Mrs. Macfarlane and 200,000 shares issuable upon the exercise of options granted to Mr. Macfarlane which shares issuable upon the exercise of options are currently exercisable.

(2) Includes the 1,380,000 issued and outstanding shares of the Class A Preferred Stock owned by Mrs. Macfarlane, 590,813 issued and outstanding shares of the Common Stock beneficially owned by Mrs. Macfarlane, 300,000 shares issuable upon the exercise of options granted to Mrs. Macfarlane and 200,000 shares issuable upon the exercise of options granted to Mr. Macfarlane which shares issuable upon the exercise of options are currently exercisable.

(3) Includes 100,000 shares issuable upon the exercise of options which are currently exercisable.

(4) Based on Amendment No. 4 to Form 13G dated August 7, 1997. Includes indirect beneficial ownership of the holdings of two subsidiaries, Mellon Bank N.A. and the Dreyfus Corporation.

(5) Based on a representation letter from Janssen-Meyers Associates, L.P. dated January 8, 1998 and includes 423,750 warrants held by Peter Janssen, 306,750 warrants and 2,000 shares of Common Stock held by Bruce Meyers (each an affiliate of Janssen-Meyers Associates, L.P.) and 485,690 warrants held by Janssen-Meyers Associates, L.P. which, in each case, are currently exercisable.

(6) Includes 600,000 shares issuable upon the exercise of options which are currently exercisable and 1,380,000 issued and outstanding shares of the Class A Preferred Stock.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to, the Company's executive officers for services rendered in all capacities to the Company for the last three fiscal years.

See "Employment Agreements."

Name and
Principal                                                                                  Long-Term            All Other
Position                                      Annual Compensation                        Compensation          Compensation
-----------                                   -------------------                        ------------          ------------
                                                                                            Awards
                                                                                            ------

                                                             Salary         Bonus           Options
                                            Year              ($)            ($)              (#)
                                            ----            -------         ------         --------

Darby Simpson Macfarlane,                   1995             125,037            0                 0             26,689(1)
  Chief Executive Officer                   1996             125,000       20,000           300,000              5,617(2)
                                            1997             175,000            0                 0                     0


Arthur Guiry, President                     1995          168,101(3)                        200,000                     0
                                            1996             200,000                              0                     0
                                            1997             200,000                              0                     0


David Kenneth Macfarlane,                   1995          114,034(4)            0                 0                     0
  Vice President,                           1996             125,000        4,500           200,000              5,950(2)
  Research and Development                  1997             125,000            0                 0                     0


Leslie Foglesong,                           1995              75,000            0            50,000                     0
  Secretary and Treasurer                   1996              75,000     103,650(5)         100,000                     0
                                            1997             100,000            0                 0                     0





----------------------

(1) Represents interest payments pursuant to the $262,400 balance owed to Mrs. Macfarlane pursuant to the Avon Settlement.

(2) Includes premiums paid by the Company on the term life insurance policies and disability insurance policies of Mrs. and Mr. Macfarlane.

(3) Includes $23,000 of fees paid to Mr. Guiry in 1995 as a consultant prior to his employment as President.

(4)  Includes $14,000 of fees paid to Mr. Macfarlane in 1995 as a consultant.

(5)  Includes 1995 bonus not paid until 1996.

Options Grants in Last Fiscal Year

         The following table sets forth information with respect to the grant of stock options under the Stock Option Plan during the fiscal year ended December 31, 1997:


                                Individual Grants
                                -----------------
                                                            Percentage of
                                                                Total
                                                               Options
                                                             Granted to
                                                              Employees     Exercise or
                                                                 in             Base
                                             Options         Fiscal Year       Price         Expiration
Name                                       Granted (#)           (%)           ($/sh)           Date
----                                       -----------       ------------    ---------       ----------

Darby Simpson Macfarlane..............                 0
David Kenneth Macfarlane..............                 0
Leslie Foglesong......................                 0


Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Value Table

         The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 1997 and the value at December 31, 1997 of unexercised stock options held by the Chief Executive Officer and the other executive officers of the Company:



                                                                                                     Value of
                                                                               Number of            Unexercised
                                                                              Unexercised          In-the-Money
                                                                              Options at              Options
                                                                                Fiscal               at Fiscal
                                                                               Year-End             Year-End(2)
                                                                             ------------          -------------

                                         Shares
                                      Acquired on           Value            Exercisable/          Exercisable/
                                        Exercise         Realized(1)         Unexercisable         Unexercisable
Name                                      (#)                ($)                  (#)                    $
---------------------------------     -----------        -----------         -------------         -------------

Darby Simpson Macfarlane                   0                  -                    -                     -

Arthur Guiry                            130,000           $1,240,500           70,000/0              $ 813,750

David Kenneth Macfarlane                    0                 -                    -                     -

Leslie Foglesong                         50,000            $639,375            100,000/0            $1,250,000

---------------------------

(1) Based on the fair market value of securities underlying the options minus the exercise price of the options.

(2) Based on the fair market value of securities underlying the options minus the exercise price of the options at the fiscal year end. At December 31, 1997 (the last business day of the fiscal year), the closing bid price of the Common Stock on the Nasdaq SmallCap Market was $15.00.

Compensation of Directors

     The current directors do not receive any compensation or reimbursement of expenses for their attendance at Board of Directors' meetings, with the exception of Edmund Vimond. Mr. Vimond receives a monthly director's fee of $4,000.

Employment Agreements

     The Company has entered into separate employment agreements with each of Darby Simpson Macfarlane and David Kenneth Macfarlane, providing for Mrs. Macfarlane's employment as Chief Executive Officer and for Mr. Macfarlane's employment as Vice President, Research and Development. The agreements with Mrs. and Mr. Macfarlane provide for current annual base salaries in 1997 of $175,000 and $125,000, respectively, subject to annual increases at the discretion of the Board. In addition, Mrs. Macfarlane's agreement provides for a bonus payment of 33% of the first million of the Company's net recovery in excess of $2,000,000 from the Avon Litigation. Accordingly, Mrs. Macfarlane is to receive $361,200, of which $98,800 has been paid. The remaining $262,400 is currently payable and accrues interest at the rate of 10% per annum. However, repayment of this amount is subject to Mrs. Macfarlane's agreement to defer repayment until January 1999 in connection with the proposed amendment to the Class A Preferred Stock discussed herein. See "PROPOSAL 2 -- Extension of Expiration Date of the

Conversion Period" for a discussion of certain additional terms relating to Mrs. Macfarlane's employment agreement. Under the employment agreements, the Company is obligated to provide Mr. Macfarlane with a $300,000 and Mrs. Macfarlane with a $500,000 term life insurance policy and disability insurance. The Company maintains key-man life insurance on each of Mrs. and Mr. Macfarlane in the amount of $1,000,000.

     The employment agreements also provide for the payment of termination benefits by the Company if employment thereunder is terminated (i) by the Company for any reason other than death, disability or "cause" as set forth therein or (ii) by reason of death or disability. If Mr. or Mrs. Macfarlane's employment is terminated by the Company for any reason other than death, disability or "cause," the Company is required by each agreement to pay to the terminated employee an amount equal to the greater of (a) the aggregate base salary payable for the remainder of the employment period of the agreement and
(b) the aggregate base salary payable thereunder for two years, plus, in each case, an amount not less than any bonus granted by the Board to the employee in the year immediately preceding the year in which termination occurred. If the employee's employment is terminated by reason of death or disability, the Company is required to pay to Mrs. Macfarlane and Mr. Macfarlane, as applicable, an amount equal to two years aggregate base salary in the case of Mrs. Macfarlane, and one year's base salary in the case of Mr. Macfarlane, plus in each case an amount not less than the pro rata portion of any bonus granted to the employee in the year immediately preceding the year in such termination occurs.

     The Company has entered into a five year employment agreement, commencing on April 10, 1995, with Arthur Guiry providing for Mr. Guiry to serve as President of the Company. The agreement provides for an annual base salary of $200,000, subject to annual increases at the discretion of the Board, plus options to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $3.375 per share under the Company's 1992 Stock Option Plan. Mr. Guiry shall be entitled to an annual bonus subject to the discretion of the Board. The Company, at its option, can maintain key-man insurance on Mr. Guiry in the amount of $1,000,000. The agreement provides for the payment of termination benefits by the Company if employment thereunder is terminated by the Company for any reason other than death, disability, "cause" as set forth therein, or voluntary resignation. If Mr. Guiry's employment is terminated by the Company for any reason other than death, disability, "cause," or voluntary resignation, the Company is required to pay to Mr. Guiry an amount equal to the aggregate base salary for the remainder of the employment period plus an amount equal to the bonus granted for the year immediately preceding the year in which such termination occurs. If Mr. Guiry's employment is terminated by reason of death, disability, cause or voluntary resignation, he will not receive any other compensation besides accrued salary through the date of such termination and an amount equal to the pro rata portion of any bonus granted for the year immediately proceeding the year in which such termination occurs.

     The Company has entered into separate five year employment agreements commencing on August 21, 1995, with Arthur Rocco and Mark Harwood, providing for each to serve as an engineer of the Company (the "Agreements"). Mr. Rocco's agreement provides for an annual base salary of $75,000 per annum, subject to annual increases at the discretion of the Board, plus options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.6875 per share under the Company's 1992 Stock Option Plan. Mr. Harwood's agreement provides for an annual base salary of $55,000 per annum, subject to annual increases at the discretion of the Board, plus options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $2.6875 per share under the Company's 1992 Stock Option Plan.

     The Agreements provide for the payment of termination benefits by the Company if employment thereunder is terminated by the Company for any reason other than death, disability, "cause" as set forth therein, or voluntary resignation. If employment is terminated by the Company for any reason other than death, disability, "cause," or voluntary resignation, the Company is required to pay an amount equal to the aggregate base salary for the remainder of the employment period. If employment is terminated by reason of death, disability, "cause," or voluntary resignation, no compensation will be received other than accrued salary through the date of such termination.

     All of the agreements described above prohibit disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and provide certain non-competition and non-solicitation restrictions on the employee for the duration of employment with the Company, and for one year thereafter.

                                   PROPOSAL 1

                 PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE
                   OF INCORPORATION TO EFFECT A THREE-FOR-TWO
              FORWARD SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING
                             SHARES OF COMMON STOCK

     The Board has unanimously approved, and recommends to the shareholders the approval of, an amendment to the Company's Certificate of Incorporation to effect a three-for-two forward split of each of the outstanding shares of Common Stock of the Company (the "Stock Split") on the terms described below.

     If the shareholders of the Company approve the amendment to effect the Stock Split, the Company currently intends to file a Certificate of Amendment of the Company's Certificate of Incorporation, the form of which is annexed hereto as Exhibit A ("Charter Amendment IV"), which provides for, among other things, the Stock Split, with the Secretary of State of the State of New York promptly following such approval. As a result of the Stock Split, on the date immediately prior to the filing date of Charter Amendment IV (the "Stock Split Record Date"), each holder of record of a certificate for one or more shares of Common Stock as of the Stock Split Record Date shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one and one-half shares of Common Stock for each share of Common Stock represented by the certificate, and any fractional shares resulting will be rounded up to the next whole share. Accordingly, upon surrender of any existing certificates representing shares of Common Stock, holders of record of shares of Common Stock on the Stock Split Record Date will be entitled to receive one additional share of Common Stock for every two shares of Common Stock held on such date. Until so surrendered, the outstanding stock certificates as of the date of filing of Charter Amendment IV will represent such additional shares issuable pursuant to the Stock Split.

Purpose and Effect of the Proposed Stock Split

     The purpose of the Stock Split is to increase the marketability and liquidity of the Common Stock through greater availability of shares for purchase and sale and a wider distribution among a larger number of shareholders. The Board and management believe that an increase in the number of shares outstanding, along with the anticipated lower trading price per share, would encourage and facilitate trades in the Common Stock which would, it is believed, establish a more liquid market in the Common Stock and result in a wider distribution of the Common Stock. Although it is not possible to predict the precise impact the Stock Split would have on the trading price of the Company's Common Stock, the Stock Split would reduce the per share trading price of the Common Stock, but not necessarily in the same proportion as the increase in the number of outstanding shares.

     As of the record date of the Meeting, there were outstanding approximately 9,188,738 shares of Common Stock. Immediately after the effectiveness of the Stock Split, provided that shareholders promptly surrender their certificates as set forth above, the Company would have outstanding approximately 13,783,107 shares of Common Stock. All existing rights of shareholders and the relative ownership position of each shareholder would remain unchanged by the Stock Split. The Common Stock is authorized for quotation on the Nasdaq SmallCap Market. The new shares of Common Stock to be issued as a result of the Stock Split will be included in the Company's listing on the Nasdaq SmallCap Market.

     In accordance with the terms of the Plan, appropriate adjustments will be made in the number of shares of Common Stock covered by outstanding option grants and reserved for issuance pursuant to the Plan and the exercise price of outstanding option grants. See also "PROPOSAL 3 - Exercise of Options." The number of shares reserved for issuance pursuant to outstanding options granted under the Plan and the exercise prices thereof will also be adjusted as provided for in the Plan.

     The approval of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting together as a single class, is necessary to adopt Charter Amendment IV and effect the Stock Split. In addition, this proposal and Proposal 2 are interdependent and, therefore, neither the Stock Split nor the Charter Amendment relating to the Class A Preferred Stock described in Proposal 2 will be effected unless both proposals are approved and adopted by the shareholders. Proxies received in response to this solicitation will be voted FOR the approval of Charter Amendment IV to effect the Stock Split unless otherwise specified in the proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF CHARTER AMENDMENT IV, THE FORM OF WHICH IS ANNEXED HERETO AS EXHIBIT A, TO EFFECT A THREE-FOR-TWO FORWARD SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.

                                   PROPOSAL 2

                       PROPOSED AMENDMENT TO THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO IMPLEMENT
                CHANGES TO THE COMPANY'S CLASS A PREFERRED STOCK

     Extension of Expiration Date of the Conversion Period

     The Company's Certificate of Incorporation currently allows holders of the outstanding shares of Class A Preferred Stock to convert each such share into
 .6521739 of a share of Common Stock, at their option upon written notice duly given to the Company ("Election Notice") within 30 days of such holders receiving written notice from the Company ("Election Notice Period") of the first to occur of the following events (each, an "Event"): (i) the Company's combined pre-tax net operating income (before interest expense), as reflected on the Company's audited financial statements (but excluding, in each case, any extraordinary items and any revenues or earnings generated by businesses acquired by the Company by merger, consolidation, asset or stock acquisition or similar transaction, in each case after the date (the "Commencement Date") of the filing of the Certificate of Amendment to the Certificate of Incorporation of the Company of which this provision is a part) for any two consecutive calendar years during the period commencing on the Commencement Date and ending on December 31, 1998 exceeding $20,000,000 (the "Earnings Test") or (ii) the closing bid quotation of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or the last sales price, if the Common Stock is principally traded on a national securities exchange or the NASDAQ National Market System) being at least $46.67 on 30 consecutive trading days at any time prior to December 31, 1998 (the "Stock Test"). If (i) the Company does not receive an Election Notice after the expiration of the Election Notice Period, or (ii) the Board has made a determination that an Event has not occurred within the relevant periods specified, not later than 10 days after such expiration or such determination, the Company shall call for redemption of (a) each share of Class A Preferred Stock that is not the subject of an Election Notice or (b) all shares of Class A Preferred Stock, if the Board has determined that no Event has occurred, at $0.01 per share plus any declared but unpaid dividends, provided, however, that the Board shall make such determination on or prior to the 120th day after December 31, 1998.

     In the fall of 1994, Mrs. Macfarlane approached the Board to request an extension of the period (the "Conversion Period") during which the Earnings Test and the Stock Test could be met. Acting through Leslie Foglesong, the sole disinterested member of the Board with respect to this matter, the Board determined in March 1995 that it was in the best interests of the Company to maintain an appropriate incentive program for Mrs. Macfarlane, taking into account her salary, the number of options she then held, and the bonus package provided under her employment agreement. Accordingly, the Board, acting in the manner described above, determined to extend the termination date of the Conversion Period for one year, to December 31, 1997, in consideration of Mrs. Macfarlane agreeing to (i) delay payment from August 1994 to January 1996 on the note she received under her employment agreement in respect of the Avon Settlement and (ii) forego any discretionary performance bonus under her employment agreement for 1994 and 1995, with the understanding that she would not receive any further stock options in 1995 or with respect to the Company's performance for that year. All other terms of the Preferred Stock remained unchanged. The shareholders of the Company approved this action of the Board at the 1995 Annual Meeting held on May 26, 1995.

     In April 1997, Mrs. Macfarlane again approached the Board to request an extension of the Conversion Period. The Board, acting through Leslie Foglesong, the sole disinterested member of the Board with respect to this matter, determined in April 1997 that it was in the best interests of the Company to continue an appropriate incentive program for Mrs. Macfarlane, taking into account her salary, the number of options she currently holds, and the bonus package provided under her employment agreement. The Board determined to extend the termination date of the Conversion Period for one additional year, to December 31, 1998, in consideration of Mrs. Macfarlane agreeing to (i) delay payment to January 1998 on the note she received under her employment agreement in respect of the Avon Settlement, (ii) extend her existing employment agreement until February 12, 1999, and (iii) forego any discretionary performance bonus under her employment agreement for 1997 and 1998 with the understanding that she would not receive any stock options in 1997 or with respect to the Company's performance for that year. All other terms of the Preferred Stock remained unchanged. The shareholders of the Company approved this action of the Board at the 1997 Annual Meeting held on May 27, 1997.

     In December 1997, Mrs. Macfarlane again approached the Board to request an extension of the Conversion Period. The disinterested members of the Board with respect to this matter (Ms. Foglesong and Mr. Vimond) determined in December 1997 that it was in the best interests of the Company to continue an appropriate incentive program for Mrs. Macfarlane, taking into account her salary, the number of options she currently holds, and the bonus package provided under her employment agreement. The disinterested members of the Board approved, and recommends to the shareholders the approval of, an amendment to the Company's Certificate of Incorporation, as set forth in Charter Amendment IV, the form of which is annexed hereto as Exhibit A, to extend the termination date of the Conversion Period and to likewise extend the date by which the Company is to call the Class A Preferred Stock for redemption for two additional years, to

December 31, 2000, in consideration of Mrs. Macfarlane agreeing to (i) delay payment to January 1999 on the note she received under her employment agreement in respect of the Avon Settlement, (ii) extend the term of her employment with the Company until December 31, 2000, and (iii) forego any discretionary performance bonus under her employment agreement for 1999.

     Revision of the Market Price Conversion Feature

     The Stock Test for the Class A Preferred Stock currently provides that holders of the outstanding shares of Class A Preferred Stock will be entitled to convert their shares of Class A Preferred Stock into shares of Common Stock upon the closing bid quotation of the Common Stock on the NASDAQ being at least $46.67 (the "Trigger Price") on 30 consecutive trading days. In order to provide for adjustment of the Trigger Price upon the occurrence of certain events involving the Common Stock, including stock splits, reclassifications and the payment of stock dividends, the disinterested members of the Board (Ms. Foglesong and Ms. Vimond) approved, and recommend to the shareholders the approval of, an amendment to the Company's Certificate of Incorporation, as set forth in Charter Amendment IV. Such amendment provides that, in the event the Company shall, at any time or from time to time on or prior to the date an Event, including the satisfaction of the Stock Test, occurs, (A) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, by stock split or otherwise, or
(C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, by reverse stock split or otherwise, then, in each case, the Trigger Price shall be adjusted so that it shall equal the price determined by multiplying the Trigger Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed in clause (A), (B) or (C) above shall occur.

     Deletion of the Exclusion of Extraordinary Items

     The Earnings Test for the Class A Preferred Stock set forth in the Company's Certificate of Incorporation currently provides that holders of the outstanding shares of Class A Preferred Stock will be entitled to convert their shares of Class A Preferred Stock into shares of Common Stock if the Company's pre-tax net operating income (before interest expense) exceeds $20,000,000 in each of 1997 and 1998. In computing the Company's pre-tax net operating income for purposes of the Earnings Test, however, the Certificate of Incorporation provides that any extraordinary items and any revenues or earnings generated by businesses acquired by the Company by merger, consolidation, asset or stock acquisition or similar transaction in 1997 and 1998 ("Extraordinary Revenues and Earnings") must be excluded from the calculation of the Company's pre-tax net operating income. In December 1997, the disinterested members of the Board determined that, recognizing the potential benefits to the Company of any such transaction and in order to properly incentivize Mrs. Macfarlane, the holder of the Class A Preferred Stock, in her capacity as the Chief Executive Officer of the Company, the Earnings Test should be modified. The disinterested members of the Board (Ms. Foglesong and Mr. Vimond) approved, and recommend to the shareholders the approval of, an amendment to the Company's Certificate of

Incorporation, as set forth in Charter Amendment

IV, to delete from the Earnings Test the exclusion of Extraordinary Revenues and Earnings for purposes of calculating the Company's pre-tax net operating income.

     The approval of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting together as a single class, is necessary to adopt Charter Amendment IV and effect the changes to the Class A Preferred Stock discussed above. Proxies received in response to this solicitation will be voted FOR the approval and adoption of Charter Amendment IV unless otherwise specified in the proxy. In addition, this proposal and Proposal 1 are interdependent and, therefore, neither the Stock Split nor the Charter Amendment relating to the Class A Preferred Stock described in this Proposal 2 will be effected unless both proposals are approved and adopted by the shareholders. Proxies received in response to this solicitation will be voted FOR the approval and adoption of Charter Amendment IV unless otherwise specified in the proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF CHARTER AMENDMENT IV, THE FORM OF WHICH IS ANNEXED HERETO AS EXHIBIT A.

                                   PROPOSAL 3

              PROPOSED AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION
           PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WITH
                  RESPECT TO WHICH OPTIONS MAY BE GRANTED FROM
                             2,000,000 TO 3,000,000

     On February 10, 1992, the Board adopted a Stock Option Plan (the "Plan") which was approved by the shareholders of the Company on February 10, 1992. The Plan currently authorizes the Company to grant options to purchase an aggregate of 2,000,000 shares of Common Stock. The Plan has only 32,500 shares remaining available for grant which, the Board believes, is inadequate for retaining existing employees and attracting new employees and consultants to the Company. The Board believes that the grant of stock options are an integral part of compensation packages to be offered to the Company's employees and consultants, and will become more important as the Company seeks additional employees and consulting support to implement its long range business plan for commercialization of its technologies for medical applications in detecting certain diseases. Management believes that options align the interests of the recipients with those of the Company's shareholders and are an effective method to attract and retain employees and consultants.

     On December 23, 1997, the Board unanimously approved, and recommends that the shareholders approve, an amendment to the Plan to increase by 1,000,000 the number of shares with respect to which options may be granted pursuant to the Plan, thus increasing the number of shares of Common Stock subject to the Plan from 2,000,000 to 3,000,000. If the amendment is not approved, the Plan will continue to remain in effect in its present form.

Nature and Purpose of the Plan

     The purpose of the Plan is to induce certain individuals to remain in the employ or service of the Company and to attract new employees. Options granted under the Plan are intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the "Code"), as amended, or as non-incentive stock options ("NISOs").

Duration and Modification

     The Plan will terminate not later than January 1, 2002. The Board may at any time terminate the Plan or make such modifications to the Plan as it may deem advisable. However, the Board may not, without approval by the shareholders of the Company, increase the number of shares of Common Stock as to which options may be granted under the Plan, change the manner of determining option prices, change the class of persons eligible to participate in the Plan or extend the period during which an option may be granted or exercised.

Administration of the Plan

     The Plan is administered by the Board of Directors.

Securities Subject to the Plan

     2,000,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Plan. If the proposed increase in the number of shares subject to the Plan is adopted, such amount will be increased to 3,000,000 shares.

     The closing bid price of the Common Stock on the Nasdaq SmallCap Market on January 8, 1998 was $13.625 per share.

Eligibility and Extent of Participation

     The Plan provides for discretionary grants of options to employees and consultants of the Company (including any director or officer who is also an employee) who have agreed to remain in the employ of the Company for a period of at least one year from the date of grant of the option. As of December 31, 1997, 55 persons were eligible to receive options and options had been granted to 32 such persons pursuant to the Plan.

Exercise of Options


     Unless otherwise determined by the Board at the time of grant thereof, an option will be exercisable one-third after the first anniversary of the date of grant, two-thirds after the second anniversary of the date of grant and in full after the third anniversary of the date of grant.

     An option may be exercised by a written notice with respect to a specified number of shares and payment of the exercise price for the number of shares so specified. The exercise price of an option may be paid in cash or in shares of Common Stock.

     ISOs can be exercised to purchase shares of Common Stock at not less than the fair market value thereof on the date of grant, or 110% of such fair market value with respect to an employee who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a NISO may not be less than 85% of the fair market value thereof on the date of grant.

     No option granted pursuant to the Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to employees who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the ISO is granted may not be exercised after five years after the date of grant. No employee may be granted ISOs which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant. No option granted under the Plan is transferable by the optionee other than by death.

     Generally, an option may be exercised only while the recipient is in the active employ or service of the Company, or within 90 days after termination of employment by reason of retirement or disability, or within one year after termination of employment by reason of death.

     In the event of the death of an optionee, each option granted to the optionee shall become immediately exercisable in full, provided such option is exercised before the earlier of the expiration of one year from the date of such optionee's death or the date specified in such option.

     In the event that an optionee leaves the employ or ceases to serve as a director of the Company or its subsidiaries, whether by reason of retirement at age 65 or as a result of disability or upon termination without cause, each option granted to the optionee shall become immediately exercisable in full, provided such option is exercised before the earlier of 90 days from the date of such retirement or disability or the date specified in such option.

     In the event that an optionee leaves the employ or ceases to serve as a director of the Company or its subsidiaries, whether voluntarily or upon termination with cause, for any reason other than death, retirement or disability, each option granted to him shall terminate immediately.

     If the fair market value of the Common Stock declines below the option price of any option (other than options granted to non-employee directors), the Committee (with the prior approval of the Board) may adjust, reduce, or cancel and regrant such option or take any similar action it deems to be for the benefit of the optionee in light of such declining value.


     The number of shares available for grant under the Plan and covered by each option granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation whether or not the Company is the surviving corporation or, as may be determined by the Board, in the event of any other change affecting the number or kind of the Company's outstanding Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the exercisability of all outstanding options and terminate the same within a reasonable time thereafter.

Federal Income Tax Consequences of Issuance and Exercise of Options

     The following discussion of the Federal income tax consequences of the granting and exercise of options under the Plan, and the sale of the Company's Common Stock, acquired as a result thereof, is based on an analysis of the Internal Revenue Code of 1986 (the "Code"), as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

Non-Incentive Stock Options:

     No income will be recognized by an optionee at the time a NISO is granted.

     Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

     Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income upon exercise of the option. The holding period will be measured from the date of exercise. Depending on whether the shares are held less than 12 months, 12 to 18 months or longer than 18 months, capital gain will be either short-term, mid-term or long-term.

     If an optionee makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.


     The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his or her NISO, subject to the usual rules as to reasonableness of compensation and provided that suitable arrangements are made to collect and pay over applicable withholding tax from the optionee.

Incentive Stock Options:

     In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. However, for purposes of alternative minimum tax, the spread on the exercise of an ISO will be considered as part of the optionee's income.

     The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

     If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company generally will be entitled to a deduction equal to the amount of such ordinary income.

     If an optionee makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

     The affirmative vote of holders of a majority of the issued and outstanding Common Stock and Class A Preferred Stock, voting together as a single class, is necessary for the approval and adoption of the amendment of the Plan to increase the number of shares subject to the Plan. Proxies received in response to this solicitation will be voted FOR the amendment to the Plan unless otherwise specified in the proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES COMMON STOCK

SUBJECT TO THE PLAN FROM 2,000,000 TO 3,000,000.


                                  MISCELLANEOUS

     The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter or business at the Meeting other than that set forth in the accompanying Notice of Special Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with the solicitation. Solicitation may be made by mail, telephone and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.


                                By order of the Board of Directors,



                                Darby S. Macfarlane
                                Chairperson of the Board of Directors

New York, New York
January 12, 1998

                                                                       EXHIBIT A

                        FORM OF CERTIFICATE OF AMENDMENT

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                            ------------------------

                            Under Section 805 of the
                            Business Corporation Law
                            ------------------------


         We, the undersigned, Darby S. Macfarlane, Chief Executive Officer, and Leslie Foglesong, Secretary, of Chromatics Color Sciences International, Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York, do hereby certify as follows:

         1. The name of the Corporation is CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on March 30, 1984. The Corporation was formed under the name Chromatics International, Inc.

         3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended (i) to effect a three-for-two split of the issued and outstanding shares of the Corporation's Common Stock, (ii) to extend for two years from December 31, 1998 to December 31, 2000 the expiration date of the period during which the Corporation's outstanding Class A Convertible Preferred Stock can become convertible into Common Stock upon the Corporation's achieving certain stock performance or earnings goals, (iii) to likewise extend the date by which the Corporation is to call the Class A Convertible Preferred Stock for redemption if such goals are not met, (iv) to revise the market price conversion feature of the Class A Convertible Preferred Stock to provide for adjustment upon the occurrence of certain events involving the Common Stock, including stock splits, reclassifications and the payment of stock dividends, and (v) to delete the exclusion of extraordinary items and revenues generated by businesses acquired by the Corporation from the calculation of the earnings goal that needs to be satisfied to trigger the conversion feature of the Class A Convertible Preferred

Stock.

         4.       To accomplish the foregoing,

                  (i) Paragraph A of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                         "A. Authorization. The Corporation shall have the
                    authority to issue (i) 50,000,000 shares of common stock (the "Common Stock"), par value $0.001 per share, and (ii) 11,400,000 shares of preferred stock (the "Preferred Stock"), of which 1,400,000 shares shall be designated as Class A Preferred Stock, having a par value of $0.01 per share, and 10,000,000 shares shall be designated as Class B Preferred Stock, having no par value.

                         Each share of Common Stock issued and outstanding
                    immediately prior to the effective date of the filing of the Certificate of Amendment of the Corporation's Certificate of Incorporation is hereby reclassified and changed into one and one-half fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Corporation, and each holder of record of a certificate for one or more shares of Common Stock as of the close of business on the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one and one-half shares of Common Stock for each share of Common

                    Stock represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share. Until such time as the certificates representing the Common Stock to be split pursuant hereto shall have been surrendered, the certificates representing the Common Stock shall represent the shares of Common Stock issuable upon the stock split of such Common Stock.

                         The relative rights, preferences and limitations of the
                    shares of Common Stock, Class A Preferred Stock and Class B Preferred Stock shall be as hereinafter provided in Article FOURTH."

                  (ii) Paragraph C.(4)(a) of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
                  "(a) Subject to Section C.(5) of this Article FOURTH, upon the first to occur, after the date (the "Commencement Date") of the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation of which this provision is a part, of (i) the Corporation's combined pre-tax net operating income (before interest expense), as reflected on the Corporation's audited financial statements for any two consecutive calendar years during the period commencing on the Commencement Date and ending on December 31, 2000 exceeding $20,000,000 or (ii) the closing bid quotation of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or the last sales price, if the Common Stock is principally traded on a national securities exchange or the NASDAQ National Market System) being at least $46.67, subject to the provisions for adjustment hereinafter set forth (the "Trigger Price"), on 30 consecutive trading days at any time during the period commencing on the Commencement Date and ending on December 31, 2000 (each such event referred to in the preceding subclauses
                  (i) and (ii) being hereinafter referred to as an "Event" and each such date being hereinafter referred to as the "Event Date"), each share of Class A Convertible Preferred Stock outstanding immediately prior to the Event Date shall be, at the option of the holders thereof upon written notice (the "Election Notice") duly given to the Corporation within 30 days (the "Election Notice Period") of such holders receiving written notice from the Corporation (which notice shall be sent by certified mail, return receipt requested, to the address of such holder as it shall appear on the stock register of the Corporation) of the occurrence of the Event, convertible into .6521739 shares of Common Stock, subject to the provisions for adjustment hereinafter set forth. In the event the Corporation shall at any time or from time to time on or prior to the Event Date (A) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, by stock split or otherwise, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, by reverse stock split or otherwise, then, in each case, the Trigger Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be adjusted so that it shall equal the price determined by multiplying the Trigger Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed in clause (A), (B) or
                  (C) above shall occur. After delivery of an Election Notice and until such time as the certificates representing the Class A Convertible Preferred Stock to be converted pursuant to such Election Notice shall have been surrendered and certificates evidencing the Common Stock to be issued shall have been issued in accordance with the provisions of paragraph (c) of this subsection (4), the certificates representing the Class A Convertible Preferred Stock shall represent the shares of Common Stock issuable upon the conversion of such Class A Convertible Preferred Stock and the holders thereof shall be entitled to all the rights and privileges of the holders of the Common Stock. The Corporation shall give prompt written notice to the holders of the Class A Convertible Preferred Stock of the occurrence of an Event (which in any event shall be given not later than five days after the occurrence of such Event)."


                  (iii) The first sentence of Paragraph C.(5)(a) of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

                  "(a) The Corporation shall (i) not later than 10 days after the expiration of the Election Notice Period without the Corporation having received an Election Notice, if applicable, or (ii) not later than 10 days after a determination (the "Determination") by the Board of Directors of the Corporation that an Event has not occurred within the relevant periods specified in Section C.(4) of this Article FOURTH, if applicable, call for redemption (A) each share of Class A Preferred Stock that is not the subject of an Election Notice, or (B) all shares of Class A Preferred Stock, if the Board of Directors shall have made the Determination, as applicable, at a price per share of $.01 per share, plus any declared but unpaid dividends on such shares of Class A Preferred Stock, provided, however, that the Board of Directors shall make a Determination on or prior to the 120th day after December 31, 2000."


         5. The foregoing amendments to the Certificate of Incorporation of the Corporation have been duly authorized by unanimous consent of the Board of Directors of the Corporation, followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on said amendments to the Certificate of Incorporation.


         IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm under the penalties of perjury that the statements made herein are true
this       day of February, 1998.


                                        -----------------------------
                                        Darby S. Macfarlane,
                                        Chief Executive Officer


                                        -----------------------------
                                        Leslie Foglesong,
                                        Secretary

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                February 13, 1998

               This Proxy is solicited by the Board of Directors.

     The undersigned shareholder of Chromatics Color Sciences International, Inc. (the "Company") hereby appoints Darby Simpson Macfarlane and Leslie Foglesong, or either of them, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all shares of the Common Stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Company to be held at the offices of the Company at 5 East 80th Street, New York, New York at 10:00 A.M., on February 13, 1998, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Meeting and any adjournments thereof.

     Proposals 1 and 2 below are interdependent and, therefore, neither the stock split nor the amendments relating to the Class A Convertible Preferred Stock will be effected unless both proposals are approved and adopted by the shareholders. The approval and adoption of proposals 3 and 4 are independent of one another and are independent of the approval and adoption of proposals 1 and 2.

     Unless otherwise specified, this proxy will be voted "FOR" the adoption of Charter Amendment IV to effect a three-for-two stock split, "FOR" the adoption of Charter Amendment IV to implement changes to the Company's Class A Convertible Preferred Stock, "FOR" the adoption of the amendment to the Company's 1992 Stock Option Plan, and in the discretion of the proxies with respect to all other matters which may properly come before the Meeting and any adjournments thereof. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement.

         Please mark boxes /x/   / / in blue or black ink.

1. The approval and adoption of Charter Amendment IV to effect a three-for-two forward split of the Company's issued and outstanding shares of Common Stock.

         / / FOR       / /  AGAINST    / /  ABSTAIN

2. The approval and adoption of Charter Amendment IV to (i) extend to December 31, 2000 the expiration date of the conversion feature and redemption period of the Company's outstanding Class A Convertible Preferred Stock, (ii) revise the market price conversion feature of the Class A Convertible Preferred Stock to provide for adjustment upon the occurrence of certain events involving the Common Stock, and (iii) revise the calculation of the earnings goal needed to trigger the conversion feature of the Class A Convertible Preferred Stock by deleting the exclusion therefrom of extraordinary items and revenues and earnings generated by businesses acquired by the Company.

         / / FOR       / /  AGAINST    / /  ABSTAIN

3. The approval and adoption of an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock with respect to which options may be granted from 2,000,000 to 3,000,000.

         / / FOR       / /  AGAINST    / /  ABSTAIN

4. In their discretion, on any other matters that may properly come before the Meeting and any adjournments thereof.

                                    Dated:  ______________, 1998


                                    ------------------------------
                                       Signature of Shareholder(s)


                                    ------------------------------
                                       Name of Shareholder(s)

                              NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD
         PROMPTLY.